UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wortham Tower Building, 2727 Allen Parkway, 9th Floor, Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	AE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 29, 2025, Adams Resources & Energy, Inc. (the “Company”) held a virtual special meeting of its stockholders via live audio webcast (the “Special Meeting”). As of the close of business on December 20, 2024, the record date for the Special Meeting, there were 2,574,275 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 2,000,487 shares of the Company’s Common Stock, or approximately 77.71% of the shares of the Company’s Common Stock issued and outstanding and entitled to vote at the close of business on the record date, were represented in attendance via the virtual meeting website or by proxy at the Special Meeting, which constituted a quorum to conduct business.

A summary of the matters voted upon at the Special Meeting and the voting results for each such matter are presented below. The proposals related to each such matter are described in greater detail in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on December 20, 2024.

Proposal 1 – The Merger Proposal

To approve and adopt the Agreement and Plan of Merger, dated November 11, 2024, by and among the Company, ARE Equity Corporation (“ARE Equity”), a Texas corporation (as successor-in-interest to Tres Energy LLC, a Texas limited liability company), and ARE Acquisition Corporation, a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of ARE Equity (the “Merger Proposal”).

For	Against	Abstain	Broker Non-Votes

1,971,685	28,443	359	N/A

Proposal 2 – The Compensation Proposal

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by the Company to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes

1,726,489	82,820	191,178	N/A

Proposal 3 – The Adjournment Proposal

To approve an adjournment of the Special Meeting, including, if necessary, to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes at the time of such adjournment to approve the Merger Proposal.

For	Against	Abstain	Broker Non-Votes

1,946,896	27,931	25,660	N/A

Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because the Company’s stockholders approved the Merger Proposal.

Item 8.01. Other Events.

On January 29, 2025, the Company issued a press release announcing the preliminary results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Adams Resources & Energy, Inc. dated as of January 29, 2025.

104	Cover Page Interactive Data File — the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	January 30, 2025	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

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